Exhibit 10.10

EXECUTION COPY

Dated as of April 7, 2015

UBS AG, London Branch

Structured Funding

1285 Avenue of the Americas
New York, NY 10019

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of April 7, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the Indenture) between BDCA Helvetica Funding, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the Issuer), and U.S. Bank National Association, as trustee, whereby the Issuer (i) proposes to issue and sell U.S.$300,000,000 Class A Notes due 2025 (the Notes) and (ii) intends to use the proceeds of the Notes to invest in a portfolio of U.S. Dollar denominated Loans. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Indenture.

The Issuer hereby irrevocably appoints UBS AG (UBS) as Liquidation Agent under and for purposes of the Indenture and, to the extent applicable, the other Transaction Documents, and UBS hereby accepts such appointment.

This letter agreement and the aforementioned appointment shall terminate upon the earlier of (a) the termination date specified by UBS in a notice to the Issuer and the Trustee that UBS has elected to terminate its appointment as Liquidation Agent with effect as of such termination date and (b) the satisfaction and discharge of the Indenture in accordance with Section 4.1 thereof.

The Issuer and the Sole Shareholder, jointly and severally, agree that they shall indemnify UBS and its directors, officers, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable and documented attorney's fees and expenses) arising out of or in connection with the acceptance by UBS of this appointment, the exercise by UBS of its rights, or performance by UBS of its duties as Liquidation Agent, including the costs and expenses of defending themselves (including reasonable and documented attorney’s fees and costs) against any claim or liability in connection with the exercise or performance of any rights or duties of the Liquidation Agent under any Transaction Document; provided that no damages claimed hereunder by UBS are the result of acts or omissions constituting bad faith, gross negligence, willful misconduct, fraud or material breach of its obligations hereunder or under the other Transaction Documents. The obligations of the Issuer under this letter agreement are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the Indenture, and following the realization of the Collateral in accordance with the Indenture and the application of such amounts in accordance with the terms of the Indenture, all claims of the Liquidation Agent shall be extinguished and shall not thereafter revive.

The Liquidation Agent may be removed for cause, on the thirtieth (30th) day after the date on which the Issuer delivers written notice, setting forth the cause of such removal, to the Liquidation Agent. For purposes of determining “cause” with respect to removal of the Liquidation Agent, such term shall mean the occurrence of any of the following events:

(i)	The Liquidation Agent breaches any provision of this Agreement or any other Transaction Document to which it is a party, which violation or breach (1) has a material adverse effect on the Holders of any Class A Notes and (2) if capable of being cured, is not cured within ten (10) days after the date on which written notice of such breach has been given to the Liquidation Agent by the Issuer, or, if such violation or breach is not capable of being cured within ten (10) days but is capable of being cured in a longer period, the Liquidation Agent fails to cure such violation or breach within the period in which a reasonably diligent person could cure such violation or breach, but in no event greater than thirty (30) days;

(ii)	the filing of a decree or order for relief by a court having jurisdiction over the Liquidation Agent or any substantial part of its property in an involuntary case under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Liquidation Agent or for any substantial part of its property, or ordering the winding up or liquidation of the Liquidation Agent’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days;

(iii)	the commencement by the Liquidation Agent of a voluntary case under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other law now or hereafter in effect, or the consent by the Liquidation Agent to the entry of an order for relief in an involuntary case under any such law;

(iv)	the consent by the Liquidation Agent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Liquidation Agent or for any substantial part of its property, or the making by the Liquidation Agent of any general assignment for the benefit of creditors;

(v)	the failure by the Liquidation Agent generally to pay its debts as such debts become due, or the taking of action by the Liquidation Agent in furtherance of the actions described in the immediately preceding clauses (ii), (iii) or (iv);

If any of the events specified in the preceding clauses (i)-(v) shall occur, the Liquidation Agent shall give prompt written notice thereof to the Issuer and the Trustee upon becoming aware of the occurrence of such event.

If the Liquidation Agent shall resign or be removed, or if a vacancy shall occur in the office of the Liquidation Agent for any other reason, the Issuer shall promptly appoint a successor Liquidation Agent. The Issuer shall deliver such appointment by written instrument, in duplicate, executed by an Authorized Representative of the Issuer, one copy of which shall be delivered to the Liquidation Agent, one copy shall be delivered to the successor Liquidation Agent, and one copy shall be delivered to the Trustee.

Every successor Liquidation Agent appointed hereunder shall meet the requirements of this Agreement and shall execute, acknowledge and deliver to the Issuer and the incumbent Liquidation Agent an instrument accepting such appointment. No acceptance of appointment by the successor Liquidation Agent shall become effective without the prior written consent of each Holder of the Notes.

If the Issuer shall fail to appoint a successor Liquidation Agent and an instrument of acceptance by a successor Liquidation Agent shall not have been delivered to the Trustee within thirty (30) days after the giving of notice of resignation or removal, the Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Liquidation Agent satisfying the requirements of this Agreement. It is expressly agreed that the appointment of the Liquidation Agent hereunder is being made for the benefit not only of the Issuer but also the Trustee and each Holder and accordingly the Trustee and each Holder shall constitute a third party beneficiary of this Agreement.

If the Issuer seeks to terminate the Liquidation Agent for cause when no such cause exists, it is agreed and acknowledged by the parties hereto that the Holders could be irreparably harmed and monetary damages may not provide an adequate remedy. Accordingly, it is agreed that any Holder may apply for and shall be entitled to temporary, preliminary and permanent injunctive relief (without the necessity of posting a bond or other security) in order to prevent the termination of the Liquidation Agent when no alleged cause event has occurred. It is understood that any such injunctive remedy shall not be exclusive or waive any right to other remedies at law or in equity.

No amendment, modification or waiver in respect of this letter agreement will be effective unless in writing (including a writing evidenced by a facsimile or other electronic transmission) and executed by each of the parties or confirmed by an exchange of electronic messages on an electronic messaging system. This letter agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this letter agreement by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this letter agreement.

This letter agreement shall be construed in accordance with, and this letter agreement and all matters arising out of or relating in any way whatsoever to this letter agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

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If the foregoing correctly sets forth our agreement, please so indicate in the space provided below for that purpose, whereupon this letter agreement and such acceptance hereof shall constitute a binding agreement between the Issuer, the Sole Shareholder and UBS on the date first set forth herein.

Very truly yours,

BDCA Helvetica Funding, Ltd.

By:	/s/ Robert K. Grunewald
Name:	Robert K. Grunewald
Title:	Director

LIQUIDATION AGENT APPOINTMENT LETTER

Business Development Corporation of America

By:	/s/ Robert K. Grunewald
Name:	Robert K. Grunewald
Title:	President and Chief Investment Officer

LIQUIDATION AGENT APPOINTMENT LETTER

Accepted and agreed to as of the date set forth above:

UBS AG, LONDON BRANCH

By:	/s/ Trevor Spencer
Name:	Trevor Spencer
Title:	Authorized Signatory

By:	/s/ Ben Stewart
Name:	Ben Stewart
Title:	Authorized Signatory

LIQUIDATION AGENT APPOINTMENT LETTER